Exhibit 3.2

AMENEDED RESTATED BYLAWS

OF

Greenidge Generation Holdings Inc.

(the “Corporation”)

ARTICLE I

OFFICES

1.1 Registered Office. The registered office of the Corporation in the State of Delaware shall be as set forth in the Amended and Restated Certificate of Incorporation of the Corporation, as amended from time to time (the “Certificate of Incorporation”).

1.2 Other Offices. The Corporation may also have an office or offices, and keep the books and records of the Corporation, except as otherwise required by law, at such other places, either within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

STOCKHOLDERS’ MEETINGS

2.1 Place of Meetings. Meetings of the stockholders of the Corporation may be held at such place, either within or without the State of Delaware, as may be determined from time to time by the Board of Directors. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as described in Section 2.12 of these Bylaws and as provided under the General Corporation Law of the State of Delaware (“DGCL”).

2.2 Annual Meeting. The annual meeting of the stockholders of the Corporation, for the purpose of election of directors and for such other business as may lawfully come before it, shall be held on such date and at such time as may be designated from time to time by the Board of Directors. The Board of Directors may postpone, reschedule or cancel any annual meeting of stockholders.

2.3 Special Meetings. Except as otherwise required by law, and except as otherwise provided for or fixed pursuant to the Certificate of Incorporation, including any certificate of designations relating to any series of Preferred Stock (each hereinafter referred to as a “Preferred Stock Designation”),a special meeting of the stockholders of the Corporation may be called, for any purpose or purposes, only by (i) the Chairman of the Board of Directors, (ii) the Chief Executive Officer, and (iii) resolution of the Board of Directors. The Board of Directors may postpone, reschedule or cancel any special meeting of stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting by or at the direction of the Board of Directors.

2.4 Notice of Stockholder Business and Nominations.

(a) Annual Meetings of Stockholders.

(i) Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board of Directors or any authorized committee thereof or (C) by any stockholder of the Corporation who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.4(a) and who was a stockholder of record at the time such notice is delivered to the Secretary of the Corporation.

(ii) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of the foregoing paragraph, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and, in the case of business other than nominations of persons for election to the Board of Directors, such other business must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice must be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the 90th day, and not earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days, or delayed by more than seventy (70) days, from the anniversary date of the previous year’s meeting, or if no annual meeting was held in the preceding year, to be timely, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred and twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement (as defined below) of the date of such meeting is first made by the Corporation. Notwithstanding the provisions of Section 116 of the DGCL, such stockholders notice shall be in writing exclusively (and not in an electronic transmission) and shall be delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested and the Corporation shall not be required to accept delivery of any document not in such written form or so delivered. Public announcement of an adjournment or postponement of an annual meeting shall not commence a new time period (or extend any time period) for the giving of a stockholder’s notice. Notwithstanding anything in this Section 2.4(a)(ii) to the contrary, if the number of directors to be elected to the Board of Directors at an annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred (100) calendar days prior to the first anniversary of the prior year’s annual meeting of stockholders, then a stockholder’s notice required by this Section shall be considered timely, but only with respect to nominees for any new positions created by such increase, if it is received by the Secretary of the Corporation not later than the close of business on the tenth (10th) calendar day following the day on which such public announcement is first made by the Corporation.

(iii) A stockholder’s notice pursuant to this Section 2.4 shall set forth: (A) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, including such person’s written consent to being named in the Corporation’s proxy statement as a nominee of the stockholder and to serving as a director if elected; (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such stockholder, as they appear on the Corporation’s books and records, and of such beneficial owner, (2) the class or series and number of shares of capital stock of the Corporation that are owned, directly or indirectly, beneficially and of record by such stockholder and such beneficial owner, (3) a representation that the stockholder is a holder of record of the stock of the Corporation at the time of the giving of the notice, will be entitled to vote at such meeting and will appear in person or by proxy at the meeting to propose such business or nomination, (4) a representation whether the stockholder or the beneficial owner, if any, will be or is part of a group that will (x) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (y) otherwise solicit proxies or votes from stockholders in support of such proposal or nomination, (5) a certification regarding whether such stockholder and beneficial owner, if any, have complied with all applicable federal, state and other legal requirements in connection with the stockholder’s and/or beneficial owner’s acquisition of shares of capital stock or other securities of the Corporation and/or the stockholder’s and/or beneficial owner’s acts or omissions as a stockholder of the Corporation and (6) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder; (D) a description of any agreement, arrangement or understanding with respect to the nomination or proposal and/or the voting of shares of any class or series of stock of the Corporation between or among the stockholder giving the notice, the beneficial owner, if any, on whose behalf the nomination or proposal is made, any of their respective affiliates or associates and/or any others acting in concert with any of the foregoing (collectively, “proponent persons”); and (E) a description of any agreement, arrangement or understanding (including without limitation any contract to purchase or sell, acquisition or grant of any option, right or warrant to purchase or sell, swap or other instrument) to which any proponent person is a party, the intent or effect of which may be (1) to transfer to or from any proponent person, in whole or in part, any of the economic consequences of ownership of any security of the Corporation, (2) to increase or decrease the voting power of any proponent person with respect to shares of any class or series of stock of the Corporation and/or (3) to provide any proponent person, directly or indirectly, with the opportunity to profit or share in any profit derived from, or to otherwise benefit economically from, any increase or decrease in the value of any security of the Corporation. A stockholder providing notice of a proposed nomination for election to the Board of Directors or other business proposed to be brought before a meeting (whether given pursuant to this paragraph (a)(iii) or paragraph (b) of this Section 2.4 of these Bylaws) shall update and supplement such notice from time to time to the extent necessary so that the information provided or required to be provided in such notice shall be true and correct (x) as of the record date for determining the stockholders entitled to notice of the meeting and (y) as of the date that is fifteen (15) days prior to the meeting or any adjournment or postponement thereof, provided that if the record date for determining the stockholders entitled to vote at the meeting is less than fifteen (15) days prior to the meeting or any adjournment or postponement thereof, the information shall be supplemented and updated as of such later date. Any such update and supplement shall be delivered in writing to the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) days after the record date for determining the stockholders entitled to notice of the meeting (in the case of any update and supplement required to be made as of the record date for determining the stockholders entitled to notice of the meeting), not later than ten (10) days prior to the date for the meeting or any adjournment or postponement thereof (in the case of any update or supplement required to be made as of fifteen (15) days prior to the meeting or adjournment or postponement thereof) and not later than five (5) days after the record date for determining the stockholders entitled to vote at the meeting, but no later than the day prior to the meeting or any adjournment or postponement thereof (in the case of any update and supplement required to be made as of a date less than fifteen (15) days prior to the date of the meeting or any adjournment or postponement thereof). The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation and to determine the independence of such director under the Exchange Act and rules and regulations thereunder and applicable stock exchange rules.

(b) Special Meetings of Stockholders. Only such business (including the election of specific individuals to fill vacancies or newly created directorships on the Board of Directors) shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. At any time that stockholders are not prohibited from filling vacancies or newly created directorships on the Board of Directors, nominations of persons for the election to the Board of Directors to fill any vacancy or unfilled newly created directorship may be made at a special meeting of stockholders at which any proposal to fill any vacancy or unfilled newly created directorship is to be presented to the stockholders (i) by or at the direction of the Board of Directors or any committee thereof or (ii) by any stockholder of the Corporation who is entitled to vote at the meeting on such matters, who complies with the notice procedures set forth in paragraphs (a)(ii) and (a)(iii) of this Section 2.4 and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation. In the event the Corporation calls a special meeting of stockholders for the purpose of submitting a proposal to stockholders for the election of one or more directors to fill any vacancy or newly created directorship on the Board of Directors, any such stockholder entitled to vote on such matter may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting if the stockholder’s notice as required by paragraph (a)(ii) of this Section 2.4 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which the Corporation first makes a public announcement of the date of the special meeting at which directors are to be elected. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c) General.

(i) Except as otherwise required by law, only such persons who are nominated in accordance with the procedures set forth in this Section 2.4 shall be eligible to be elected at any meeting of stockholders of the Corporation to serve as directors and only such other business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.4. Except as otherwise provided by the DGCL, the Certificate of Incorporation or these Bylaws, the chairman of the meeting shall, in addition to making any other determination that may be appropriate for the conduct of the meeting, have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposal or nomination shall be disregarded. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of the meeting shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (A) the establishment of an agenda or order of business for the meeting, (B) rules and procedures for maintaining order at the meeting and the safety of those present; (C) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (D) restrictions on entry to the meeting after the time fixed for the commencement thereof; (E) limitations on the time allotted to questions or comments by participants and on shareholder approvals, and (F) regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot.. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting. Notwithstanding the foregoing provisions of this Section 2.4, unless otherwise required by the DGCL, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.4, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, the meeting of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

(ii) Whenever used in these Bylaws, “close of business” shall mean 5:00 p.m. local time at the principal executive offices of the Corporation on any calendar day, whether or not the day is a business day, and “public announcement” shall mean disclosure (A) in a press release released by the Corporation, provided such press release is released by the Corporation following its customary procedures, is reported by the Dow Jones News Service, Associated Press or comparable national news service, or is generally available on internet news sites, or (B) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(iii) Notwithstanding the foregoing provisions of this Section 2.4, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 2.4; provided, however, that, to the fullest extent permitted by law, any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to these Bylaws (including paragraphs (a) and (b) of this Section 2.4), and compliance with paragraphs (a) and (b) of this Section 2.4 of these Bylaws shall be the exclusive means for a stockholder to make nominations or submit other business. Nothing in these Bylaws shall be deemed to affect any rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances.

2.5 Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a timely notice in writing or by electronic transmission, in the manner provided in Section 232 of the DGCL, of the meeting, which shall state the place, if any, date and time of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purposes for which the meeting is called, shall be mailed to or transmitted electronically by the Secretary of the Corporation to each stockholder of record entitled to vote thereat as of the record date for determining the stockholders entitled to notice of the meeting. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, notice, given in writing or by electronic transmission, of each meeting of stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting.

2.6 Quorum. At all meetings of stockholders, except where otherwise provided by law, the Certificate of Incorporation, or the rules of any stock exchange upon which the Corporation’s securities are listed, the presence, in person or represented by proxy, of the holders of a majority of the voting power of the issued and outstanding shares of capital stock of the Corporation entitled to vote thereat shall constitute a quorum for the transaction of business. Notwithstanding the foregoing, where a separate vote by a class or classes or series is required, a majority of the voting power of the issued and outstanding shares of such class or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter. Subject to applicable law, once a quorum is present to organize a meeting, it shall not be broken by the subsequent withdrawal of any stockholders.

2.7 Voting; Proxies.

(a) Except as otherwise provided by law or the Certificate of Incorporation, each holder of stock of the Corporation entitled to vote at any meeting of stockholders shall be entitled to cast the number of votes provided by the Certificate of Incorporation for each share of stock held of record by such holder that has voting power upon the subject matter in question.

(b) Unless required by the Certificate of Incorporation or applicable law, or determined by the chairman of the meeting to be advisable, the vote on any question need not be by ballot. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by such stockholder’s proxy, if there be such proxy. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the voting power of the shares of stock present in person or represented by proxy and entitled to vote on the subject matter shall decide any question brought before such meeting, unless the question is one upon which, by express provision of applicable law, of the rules or regulations of any stock exchange applicable to the Corporation, of any regulation applicable to the Corporation or its securities, of the Certificate of Incorporation or of these Bylaws, a different or minimum vote is required, in which case such different or minimum vote shall be the required vote on such question. Notwithstanding the foregoing sentence and subject to the Certificate of Incorporation, all elections of directors shall be determined by a plurality of the votes cast in respect of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

(c) Each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy in any manner provided under Section 212(c) of the DGCL or as otherwise provided under applicable law, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date.

2.8 Adjourned or Recessed Meetings. At any annual or special meeting of stockholders, whether or not a quorum is present, may be adjourned or recessed for any or no reason from time to time either by the chairman of the meeting, subject to any rules and regulations adopted by the Board of Directors. Any such meeting may be adjourned for any or no reason (and may be recessed if a quorum is not present or represented) from time to time by a majority of the voting power of the shares of stock of the Corporation, present in person or represented by proxy and entitled to vote thereon. When a meeting is adjourned to another time or place, if any, notice need not be given of the adjourned meeting if the time and place, if any, thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at such adjourned meeting.

2.9 List of Stockholders. The Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date), arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting at least ten (10) days prior to the meeting, (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise provided by the DGCL, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 2.11 or to vote in person or by proxy at any meeting of stockholders.

2.10 Organization. Unless otherwise determined by the Board of Directors, every meeting of stockholders shall be presided over by the Chair of the Board of Directors, or, if a Chair has not been appointed or is absent, the Chief Executive Officer, or, in his or her absence, another person designated by the Board of Directors, and such person shall be the chairperson of such meeting. The Secretary of the Corporation, or, in his or her absence, an Assistant Secretary or in the absence of the Secretary and all Assistant Secretaries, a person whom the chairman of the meeting shall appoint, shall act as secretary of the meeting and keep a record of the proceedings thereof.

2.11 Action by Written Consent Without Meeting. Any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote to the extent permitted by and in the manner provided by Section 228 of the DGCL.

2.12 Remote Communication. The Board of Directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication in accordance with Section 211(a)(2) of the DGCL. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication: (a) participate in a meeting of stockholders; and (b) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that: (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder; (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

2.13 Inspectors of Election. The Corporation may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

ARTICLE III

DIRECTORS

3.1 Number and Term of Office. Except as otherwise provided for or fixed pursuant to the Certificate of Incorporation, the authorized number of directors of the Corporation shall be fixed by resolution of the Board of Directors from time to time. Directors shall be elected annually by the stockholders for a term expiring at the next annual meeting of stockholders and until such director’s successor shall have been elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal.

3.2 Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided by law or by the Certificate of Incorporation.

3.3 Vacancies. Except as otherwise provided by the DGCL, and subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board of Directors whether resulting by death, resignation, retirement, disqualification, removal or other cause, and any newly created directorships resulting from any increase in the number of directors shall be filled in the manner provided in the Certificate of Incorporation. Any director elected in accordance with the preceding sentence shall hold office until the annual meeting of stockholders and until such director’s successor shall have been elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal.

3.4 Resignation. Any director may resign at any time upon notice given in writing or by electronic transmission to the Board of Directors, the Chairman of the Board of Directors or the Secretary of the Corporation. Such resignation shall take effect at the time or upon the happening of any event specified therein, and if no such specification is made, at the time of its receipt. The acceptance of a resignation shall not be necessary to make it effective unless otherwise expressly provided in the resignation.

3.5 Removal. Directors of the Corporation may be removed in the manner provided in the Certificate of Incorporation and applicable law.

3.6 Regular Meetings. Unless otherwise restricted by the Certificate of Incorporation, regular meetings of the Board of Directors may be held at any time or date and at any place within or without the State of Delaware as shall be designated by the Board of Directors. Notice need not be given of a regular meeting of the Board of Directors.

3.7 Special Meetings. Unless otherwise restricted by the Certificate of Incorporation, special meetings of the Board of Directors may be called by the Chairman of the Board, the Lead Independent Director or the Chief Executive Officer, and shall be called by any of the foregoing if directed by a majority of the Board of Directors and shall be at such places and times as they or he or she shall fix. At least twenty four (24) hours before each special meeting of the Board of Directors, either written notice, notice by electronic transmission or oral notice (either in person or by telephone) notice of the time, date and place of the meeting shall be given to each director. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

3.8 Meetings by Electronic Communications Equipment. Any member of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board of Directors or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

3.9 Quorum, Voting and Adjournment. Unless the DGCL, Certificate of Incorporation or these Bylaws requires a greater number, a quorum of the Board of Directors shall consist of a majority of the total number of directors fixed from time to time by the Board of Directors in accordance with these Bylaws. In the absence of a quorum, a majority of the directors present thereat may adjourn such meeting to another time and place, without notice other than the announcement of such time and place at the meeting. At each meeting of the Board of Directors at which a quorum is present, the affirmative vote of a majority of the directors present shall be the act of the Board of Directors, unless a different vote be required by law, the Certificate of Incorporation or these Bylaws.

3.10 Chair of the Board. The Board of Directors may choose a Chair from among its members. The Chair of the Board shall preside at meetings of stockholders (unless otherwise determined by the Board of Directors) and at meetings of the directors and shall perform such other duties as the Board of Directors may from time to time determine. If the Chair of the Board is not present at a meeting of the Board of Directors, the Lead Independent Director or, the Lead Independent Director’s absence, another director chosen by the Board of Directors, shall preside over and be the chairperson of the meeting.

3.11 Lead Independent Director. A majority of the independent members of the Board of Directors may elect from among the independent members of the Board of Directors a Lead Independent Director, but the election of a Lead Independent Director shall not be required. The Lead Independent Director may be removed as a Lead Independent Director by vote of a majority of the independent members of the Board of Directors. If a Lead Independent Director shall be elected, then the Lead Independent Director shall have such duties and authority as may be prescribed by the Board of Directors from time to time. For purposes of this Bylaw, “independent” has the meaning set forth in the NASDAQ listing standards, unless the Corporation’s Class A Common Stock ceases to be listed on the NASDAQ and is listed on another exchange, in which case such exchange’s definition of independent director shall apply.

3.12 Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and any consent may be documented, signed and delivered in any manner permitted by Section 116 of the General Corporation Law. After an action is taken, the consent or consents relating shall be filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

3.13 Fees and Compensation. Unless otherwise restricted by the Certificate of Incorporation, directors may receive such compensation, if any, for their services on the Board of Directors and its committees, and such reimbursement of expenses, as may be as may be fixed or determined by the Board of Directors from time to time.

3.14 Committees. The Board of Directors may designate one or more committees, including but not limited to an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, with each committee to consist of one or more directors of the Corporation, which committees shall have such power and authority and shall perform such functions as may be provided in such resolution. The Board of Directors may designate one or more directors as alternate members of any committee to replace any absent or disqualified member at any meeting of the committee. Each committee, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; provided that no such committee shall have the power or authority in reference to (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopting, amending or repealing any bylaw of the Corporation. Each committee of the Board of Directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board of Directors designating such committee. Unless otherwise provided by the Board of Directors in the resolutions authorizing the creation of the committee, the presence of at least a majority of the members of any such committee shall constitute a quorum for the transaction of business, unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and the act of a majority of those present at any meeting at which a quorum is present shall be the act of such committee. Unless otherwise provided in such a resolution, in the event that a member and that member’s alternate, if alternates are designated by the Board of Directors, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

3.15 Emergency Bylaws. In the event of any emergency, disaster or catastrophe, as referred to in Section 110 of the DGCL, or other similar emergency condition, as a result of which a quorum of the Board of Directors or a standing committee of the Board of Directors cannot readily be convened for action, then the director or directors in attendance at the meeting shall constitute a quorum. Such director or directors in attendance may further take action to appoint one or more of themselves or other directors to membership on any standing or temporary committees of the Board of Directors as they shall deem necessary and appropriate.

3.16 Reliance on Books and Records. A member of the Board of Directors, or a member of any committee designated by the Board of Directors shall, in the performance of such person’s duties, be fully protected in relying in good faith upon records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board of Directors, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

ARTICLE IV

OFFICERS

4.1 Officers Designated. The officers of the Corporation shall include a Chief Executive Officer, a President and a Secretary, each of whom shall be elected by the Board of Directors, each to have such authority, functions or duties as set forth in these Bylaws or as determined by the Board of Directors. The Board may also elect a Chief Financial Officer, one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries, and a Treasurer or one or more Assistant Treasurers. Each officer shall be elected by the Board of

Directors and shall hold office for such term as may be prescribed by the Board of Directors and until such person’s successor shall have been duly elected and qualified, or until such person’s earlier death, disqualification, resignation or removal. Any number of offices may be held by the same person. The Board of Directors may also elect and appoint such other officers and agents as it shall deem necessary, who shall be elected and appointed for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

4.2 Resignations. Any officer may resign at any time by giving notice in writing or by electronic transmission notice to the Corporation. Any such resignation shall be effective when received by the person or persons to whom such notice is given, unless a later time is specified therein, in which event the resignation shall become effective at such later time. Unless otherwise specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective. Any resignation shall be without prejudice to the rights, if any, of the Corporation under any contract with the resigning officer.

4.3 Removal. Any officer may be removed from office at any time, either with or without cause, by the Board of Directors or by a duly authorized officer.

4.4 Duties of Officers.

(a) Chief Executive Officer. The Chief Executive Officer shall, subject to the direction of the Board of Directors, have general supervision, direction and control of the business and affairs of the Corporation, shall be responsible for corporate policy and strategy, and shall report directly to the Board of Directors. If the Board of Directors has not elected a Chair of the Board or in the absence of, or inability to act as, the Chair of the Board, the Chief Executive Officer shall exercise all of the powers and discharge all of the duties of the Chair of the Board, but only if the Chief Executive Officer is a director of the Corporation. Unless otherwise provided in these Bylaws or determined by the Board of Directors, all other officers of the Corporation shall report directly to the Chief Executive Officer or as otherwise determined by the Chief Executive Officer.

(b) President. The President shall be the chief operating officer of the Corporation, with general responsibility for the management and control of the operations of the Corporation. The President shall, when requested, counsel with and advise the other officers of the Corporation and shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer shall designate from time to time.

(c) Vice Presidents. The Vice Presidents shall have such powers and duties as shall be prescribed by his or her superior officer, the Chief Executive Officer or the President. The Vice Presidents shall, when requested, counsel with and advise the other officers of the Corporation and shall perform other duties commonly incident to their office and shall also perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer, the President or another duly authorized officer may designate from time to time.

(d) Chief Financial Officer. The Chief Financial Officer shall exercise all the powers and perform the duties of the office of the chief financial officer and in general have overall supervision of the financial operations of the Corporation. The Chief Financial Officer shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as the Chief Executive Officer, the President or the Board of Directors may from time to time determine.

(e) Treasurer. The Treasurer shall: (i) have the custody of the corporate funds, securities, evidences of indebtedness and other valuable documents of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation; (ii) deposit all moneys and other valuable in the name and to the credit of the Corporation in such depositories as may be designated from time to time by the Board of Directors or its designees for such purpose; (iii) disburse, or cause to be disbursed, all funds of the Corporation, taking proper vouchers for such disbursements; (iv) render to the Chief Executive Officer, or to the Board of Directors, upon their request, a report of the financial condition of the Corporation; and (v) generally to do and perform all such duties as pertain to such office and as may be required or assigned to him or her by the Chief Executive Officer or the Board of Directors. If required by the Board of Directors, the Treasurer shall give the Corporation a bond for the faithful discharge of his or her duties in such amount and with such surety as the Board of Directors shall prescribe. The Chief Executive Officer, the President, the Chief Financial Officer or the Treasurer may direct any Assistant Treasurer, or the Controller or any Assistant Controller to assume and perform the duties of the Treasurer in the absence or disability of the Treasurer, and each Assistant Treasurer and each Controller and Assistant Controller shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer, the President or the Chief Financial Officer shall designate from time to time.

(f) Secretary. The powers and duties of the Secretary are: (i) cause minutes of all meetings of directors and stockholders to be recorded and kept properly; (ii) to act as custodian of the seal of the Corporation and to affix the same, or cause it to be affixed, to all instruments which may require it, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these Bylaws; (iii) to have charge of the minute books, stock books, and other nonfinancial books, records and papers of the Corporation and to see that the reports, statements and other documents required by law to be kept and filed are properly kept and filed; (iv) to see that all notices required to be given by the Corporation are duly given and served. The Secretary shall perform all other duties provided for in these Bylaws and other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time. The Chief Executive Officer or President may direct any Assistant Secretary to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer or the President shall designate from time to time.

4.5 Signature Authority. Unless otherwise determined by the Board of Directors or otherwise provided by law or these Bylaws, contracts, evidences of indebtedness and other instruments or documents of the Corporation may be executed, signed or endorsed: (i) by the Chief Executive Officer or the President; or (ii) by the Chief Financial Officer, any Vice President, Treasurer, Secretary or Controller, in each case only with regard to such instruments or documents that pertain to or relate to such person’s duties or business functions.

4.6 Delegation. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding the foregoing provisions of this Article IV.

ARTICLE V

SHARES OF STOCK

5.1 Form and Execution of Certificates. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by, any two authorized officers of the Corporation (it being understood that each of the Chairman of the Board, the Chief Executive Officer, the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary shall be an authorized officer for such purpose), certifying the number and class of shares of stock of the Corporation owned by such holder. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

5.2 Lost, Stolen or Destroyed Certificates. A new certificate of stock or uncertificated shares may be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. The Corporation may, in its discretion require, as a condition precedent to the issuance of a new certificate or certificates, the owner of such lost, stolen, or destroyed certificate or certificates, or the owner’s legal representative, to give the Corporation a bond (or other adequate security) sufficient to indemnify the Corporation against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

5.3 Transfers. The Corporation shall have power to make such rules and regulations as it may deem necessary or proper concerning the issue, transfer and registration of certificates representing shares of stock of the Corporation and uncertificated shares. Transfers of record of shares of stock of the Corporation shall be made only on the books of the Corporation by the holders thereof, in person or by attorney duly authorized, and, in the case of stock represented by certificate, upon the surrender to the Corporation of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of any taxes thereon; provided, however, that the Corporation shall be entitled to recognize and enforce any lawful restriction on transfer. A record shall be made of each transfer. Transfers may also be made in any manner authorized by the Corporation (or its authorized transfer agent) and permitted by Section 224 of the DGCL.

5.4 Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE VI

INDEMNIFICATION

6.1 Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, agent or trustee or in any other capacity while serving as a director, officer, employee, agent or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 6.3 with respect to proceedings to enforce rights to indemnification or advancement of expenses or with respect to any compulsory counterclaim brought by such indemnitee, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors.

Any reference to an officer of the Corporation in this Article VI shall be deemed to refer exclusively to the Chief Executive Officer, President, Chief Financial Officer, General Counsel and Secretary of the Corporation appointed pursuant to Article IV of these Bylaws, and to any Vice President, Assistant Secretary, Assistant Treasurer or other officer of the Corporation appointed by the Board of Directors pursuant to Article IV of these Bylaws, and any reference to an officer of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be deemed to refer exclusively to an officer appointed by the board of directors or equivalent governing body of such other entity pursuant to the certificate of incorporation and bylaws or equivalent organizational documents of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The fact that any person who is or was an employee of the Corporation or an employee of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, but not an officer thereof as described in the preceding sentence, has been given or has used the title of “Vice President” or any other title that could be construed to suggest or imply that such person is or may be such an officer of the Corporation or of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall not result in such person being constituted as, or being deemed to be, such an officer of the Corporation or of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise for purposes of this Article VI.

6.2 Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 6.1, an indemnitee shall also have the right to be paid by the Corporation the expenses (including attorney’s fees) incurred in appearing at, participating in or defending any such proceeding in advance of its final disposition or in connection with a proceeding brought to establish or enforce a right to indemnification or advancement of expenses under this Article VI (which shall be governed by Section 6.3 (hereinafter an “advancement of expenses”); provided, however, that, if the DGCL requires or in the case of an advance made in a proceeding brought to establish or enforce a right to indemnification or advancement, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer of the Corporation (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made solely upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified or entitled to advancement of expenses under Sections 6.1 and 6.2 or otherwise.

6.3 Right of Indemnitee to Bring Suit. If a claim under Section 7.01 or 7.02 is not paid in full by the Corporation within (i) sixty (60) days after a written claim for indemnification has been received by the Corporation or (ii) twenty (20) days after a claim for an advancement of expenses has been received by the Corporation, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim or to obtain advancement of expenses, as applicable. To the fullest extent permitted by law, if the indemnitee is successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including by its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including by its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VI or otherwise shall be on the Corporation.

6.4 Non-Exclusivity of Rights. The rights to indemnification and advancement conferred on any person by this Article VI shall not be exclusive of any other right which such person may have or hereafter acquire under any applicable statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the DGCL or any other applicable law.

6.5 Nature of Rights. The rights conferred on any person by this Article VI shall be contract rights and such rights shall continue as to a person who has ceased to be a director or executive officer and shall inure to the benefit of the heirs, executors and administrators of such a person. Any amendment, alteration or repeal of this Article VI that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, alteration or repeal.

6.6 Insurance. To the fullest extent permitted by the DGCL, or any other applicable law, the Corporation, upon approval by the Board of Directors, may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

6.7 Settlement of Claims. Notwithstanding anything in this Article VI to the contrary, the Corporation shall not be liable to indemnify any indemnitee under this Article VI for any amounts paid in settlement of any proceeding effected without the Corporation’s written consent, which consent shall not be unreasonably withheld.

6.8 Saving Clause. If this Article VI or any portion hereof shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law: (a) the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Article VI (including, without limitation, all portions of any paragraph of this Article VI containing any such provision held to be invalid, illegal or unenforceable, that are not by themselves invalid, illegal or unenforceable) and the application of such provision to other persons or entities or circumstances shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article VI (including, without limitation, all portions of any paragraph of this Article VI containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent of the parties that the Corporation provide protection to the indemnitee to the fullest extent set forth in this Article VI.

6.9 Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VI with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

ARTICLE VII

GENERAL

7.1 Execution of Corporate Instruments; Corporate Funds and Checks.

(a) The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute on behalf of the Corporation any corporate instrument or document, or to sign on behalf of the Corporation the corporate name without limitation, or to enter into contracts on behalf of the Corporation, except where otherwise provided by law or these Bylaws, and such execution or signature shall be binding upon the Corporation. Unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

(b) The funds of the Corporation shall be kept in such depositories as shall from time to time be prescribed by the Board of Directors or its designees selected for such purposes. All checks and drafts drawn on banks or other depositaries on funds to the credit of the Corporation or in special accounts of the Corporation shall be signed by the Chief Executive Officer, a Vice President, the Treasurer or the Secretary or such other person or persons as the Board of Directors may authorize so to do.

7.2 Fixing Record Date for Determining Stockholders.

(a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, subject to applicable law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(b) Unless otherwise restricted by the Certificate of Incorporation, in order that the Corporation may determine the stockholders entitled to consent to corporate action without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders entitled to consent to corporate action without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

7.3 Corporate Seal. The Board of Directors may adopt a corporate seal. The corporate seal shall consist of a die bearing the name of the Corporation and the inscription, “Corporate Seal-Delaware.” Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

7.4 Fiscal Year. The fiscal year of the Corporation shall end on December 31, or such other day as may be fixed by resolution of the Board of Directors.

7.5 Inconsistent Provisions. In the event that any provision of these Bylaws shall be contrary to or inconsistent with any provision of the Certificate of Incorporation, the DGCL or any other applicable law, such provision of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

7.6 Waiver of Notice. Whenever notice is required to be given under any provision of the DGCL or the Certificate of Incorporation or these Bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, the Board of Directors or a committee of the Board of Directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these Bylaws.

ARTICLE VIII

ADOPTION, AMENDMENT OR REPEAL OF BYLAWS

8.1 By the Board of Directors. The Board of Directors is expressly empowered to adopt, amend or repeal bylaws of the Corporation.

8.2 By the Stockholders. The stockholders shall also have power to adopt, amend or repeal bylaws of the Corporation.